Exhibit 23.1

8th FL, 8, Uisadang-daero Yeongdeungpo-gu,Seoul, 07236, Korea Telephone: 82-2-782-9940 Telefax: 82-2-782-9941 www.rsm.global/korea

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the current report on Form 8-K of OSR Holdings, Inc. (formerly Bellvue Life Science Acquisition Corp.) of our report dated February 7, 2025 with respect to our audit of the consolidated financial statements of OSR Holdings Co., Ltd. and its subsidiaries as of December 31, 2023 and 2022 and for the years then ended.

/s/ RSM Shinhan Accounting Corporation

Shinhan Accounting Corporation

Seoul, Korea

February 21, 2025